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                                                                   Exhibit 10.31

                               FIRST AMENDMENT OF
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT


     This First Amendment of the Amended and Restated Participation Agreement (the "Amendment") is made and entered into as of this 19th day of December, 2001, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and NELnet, Inc., a Nevada corporation f/k/a National Education Loan Network, Inc. ("NELnet").

     WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001 (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

     2. Increase in Participation Amount. For purposes of the Agreement and this Amendment, the maximum aggregate total of participation interests sold to Union Bank shall be $600 million.

     3. Change in Definition of NELnet's Fee. For purposes of Section 1.03 of the Agreement, NELnet's Fee shall be defined to equal the difference between (i) the total of interest received with respect to such Eligible Loans contained in a participation certificate, and (ii) an amount equal to 30 basis points (.30%) above the average of the bond equivalent rates of the quotes of 3-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for the relevant 3-month period, multiplied by the average aggregate principal balance of all Eligible Loans covered by said participation certificate.

     4. Effect of Amendment. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.


Union Bank and Trust Company                      NELnet, Inc.

By: /s/ Ken Backemeyer                            By: /s/ Terry Heimes
    -------------------------                         --------------------------
Title: Senior Vice President                      Title: Chief Financial Officer